UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2019
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ally Detroit Center
500 Woodward Ave.
Floor 10, Detroit, Michigan
48226
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On April 1, 2019, the Ally Financial Inc. (Ally) Board of Directors authorized the repurchase of up to $1.25 billion of Ally’s common stock from time to time from the third quarter of 2019 through the second quarter of 2020. This authorization is in addition to the previously announced authorization to repurchase up to $1.0 billion of Ally’s common stock from time to time from the third quarter of 2018 through the second quarter of 2019.
The repurchase program enables Ally to acquire shares through open market purchases or privately negotiated transactions, including through a Rule 10b5-1 plan, at the discretion of management and on terms (including quantity, timing, and price) that management determines to be advisable. Actions in connection with the repurchase program will be subject to various factors, including Ally’s capital and liquidity positions, regulatory and accounting considerations (including Accounting Standards Update 2016-13, Financial Instruments - Credit Losses, commonly known as CECL), Ally’s financial and operational performance, alternative uses of capital, the trading price of Ally’s common stock, and market conditions. The repurchase program does not obligate Ally to acquire a specific dollar amount or number of shares and may be extended, modified, or discontinued at any time.
A copy of the press release announcing the authorization is attached as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release - Stock Repurchase Authorization

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated:	April 1, 2019	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller